EXHIBIT 10.3

                                 LEASE AGREEMENT

                  This Agreement made the 5th day of May, 2000 by and between IAMG Holdings, Inc. a Delaware public corporation, whose principal place of business is located at 1400 Broadway, 19th floor, New York, NY 10018 ("Lessor") and F&L Apparel, Ltd., a New Jersey corporation, whose principal place of business is located at 2045 85th street, North Bergen, New Jersey ("Lessee").

                  WHEREAS, Lessor is the owner of IAMNY, Inc, a subsidiary corporation, previously engaged in the apparel manufacturing business; and

                  WHEREAS, Lessor is the owner of machinery, inventory and other related equipment necessary to conduct an apparel manufacturing business, and is willing to lease said equipment to the Lessee upon the terms and conditions set forth herein; and

                  WHEREAS, Lessee is desirous of leasing said equipment on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises exchanged herein, it is agreed as follows:

                  1. Lessor agrees to lease the machinery, inventory, and equipment as described in Schedule "A" annexed hereto, for a period of five (5) years, beginning June 1, 2000 and ending May 31, 2005.

                  2. Lessee agrees to accept and to lease the items described in Schedule "A", and to keep and maintain said property at premises 2045 85th Street, North Bergen, New Jersey, during the term of the agreement.

                  3. Lessee agrees to pay lessor as follows.

                  A. IAMNY shall retain 15% of all billings, invoices or accounts receivable issued by Lessee for work, labor and services rendered to all customers.

                  4. Lessee agrees to submit to IAMNY all documentation necessary to prepare a billing, invoice, or accounts receivable for work, labor, and services rendered. IAMNTY shall prepare all billings, invoices and accounts receivables for Lessee's customers, and shall render accountings to Lessee on a bi-monthly basis.

                  5. During the terms of this lease, Lessee shall be solely responsible to maintain the property listed in Schedule A in good working condition. In the event the equipment requires repairs or replacement, the Lessee shall have the sole responsibility to pay for same and title to said property, including replacement property, shall remain in lessor's name. On the expiration of this lease, all equipment and machinery shall be turned over to the Lessor.

                  6. Lessee shall rot cause any lien or encumbrance to be placed on any of the property listed in Schedule A, without the written consent of Lessor. In the event any lien or encumbrance is placed against the property in Schedule A without lessors written consent, this agreement is null and void, and Lessor shall have the right to enter the premises to take possession of the property.

                  7. As additional security to guarantee the lessee's performance under this agreement Lessor agrees to execute an assignment of lease and to obtain the landlord's consent to assignment. The assignment shall be held in escrow by lessor's attorney. In the event of breach of any terms of this agreement, the lessor's attorney, with 48 hours notice of defaults, sha11 turn over the lease to Lessor.

                  8. In the event Lessor is required to institute legal proceedings against the Lessee, or is required to defend any action commenced by a third party, all reasonable attorney fees arid expenses incurred by Lessor shall be paid by Lessee.

                  9. This Lease agreement shall be personally guaranteed by Fernando Lantegua and Julius Avarello.


                                                   IAMG Holdings, Inc.


                                                   By: /s/ JAHN AVARELLO
                                                       ------------------------
                                                       President


                                                   F&L Apparel, Ltd.


                                                   By: /s/ FERNANDO LANTEGUA
                                                       ------------------------
                                                       President


                                                   By: /s/ FERNANDO LANTEGUA
                                                       ------------------------
                                                       Individually


                                       2